Exhibit 10.1

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$1,200,000.00	July 15, 2022

FOR VALUE RECEIVED, Enservco Corporation, a Delaware corporation (“Borrower”), promises to pay to the order of Cross River Partners, LP, a Delaware limited partnership (“Holder”), the original principal sum of ONE MILLION TWO HUNDRED THOUSAND DOLLARS AND NO CENTS ($1,200,000.00), or such other amount as shall then be equal to the outstanding principal amount hereof, in the manner provided in this Promissory Note (this “Note”).

1.    Loan.This Note reflects the loan of $1,200,000 made by Holder to Borrower via wire on July 15, 2022.

2.    Interest. This Note shall bear interest of Seven and ¾ (7.75) percent per annum.

3.    Maturity Date. July 15, 2028 unless sooner converted or prepaid.

4.    Payment of Principal and Interest; Maturity. For the first year of this Note, interest only payments shall be required on a quarterly basis, starting September 30, 2022 and following on the last business day of each calendar quarter. Thereafter for the remaining five years of this Note, outstanding principal and interest payments shall be made on a quarterly basis on the last business day of each calendar quarter based upon a ten year amortization schedule with a balloon payment for any outstanding principal and interest due on the Maturity Date (or on the business day prior to Maturity Date if the Maturity Date is a bank holiday).

5.    Use of Proceeds. The proceeds under this Note may only be used by Borrower for working capital purposes.

6.    Security Interest. The Note is unsecured.

7.    Optional Conversion. Subject to any required Borrower stockholder consent as required by the exchange upon which Borrower common stock is then listed, all or some of the outstanding principal and accrued but unpaid interest of this Note, may be converted at the option of Holder into either: a) shares of Borrower common stock at a conversion price of $ 1.69, the closing sales price of the Borrower’s common stock on the NYSE/American Exchange on July 14, 2022; or b) the equity securities issued by Borrower in an equity offering with offering proceeds to Borrower (net of any related placement agent or underwriting fees) of a minimum of $1,200,000 (the “Equity Offering”) at the conversion price per equity security issued in the Equity Offering and subject to the other terms of the Equity Offering. The Optional Conversion provided above may only be exercised by Holder during the period from the issuance of this Note through the closing date of the Equity Offering.

8.    Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

a.

Failure to Pay. The failure of the Borrower to (i) timely pay the Holder hereof any payment of interest, principal or other amounts as and when due hereunder, or (ii) pay the Holder hereof the entire amount of any unpaid principal amount plus any other amounts owed but unpaid hereunder upon Maturity Date.

b.

Voluntary Bankruptcy or Insolvency Proceedings. Should Borrower (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of it or of all or a substantial part of its property; (ii) make a general assignment for the benefit of its creditors; or (iii) commence a voluntary case or any other proceeding seeking liquidation, reorganization or other relief with respect to either Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in any involuntary case or other proceeding commenced against it.

c.

Involuntary Bankruptcy or Insolvency Proceedings. Should proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of the property of Borrower, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts of Borrower under any bankruptcy, insolvency or other similar law, now or hereafter in effect, be commenced and not dismissed or discharged within sixty (60) days of commencement.

d.

Merger and Other Changes. Without the written consent of Holder, should Borrower merge or consolidate with or into, or convey, transfer, lease, or otherwise dispose of, whether in on transaction or in a series of transaction, all or substantially all of the property and assets (whether now owned or hereafter acquired) of Borrower to, any person, or should any person become the beneficial owner, directly or indirectly, of securities of Borrower representing more than 50% of the total voting power represented by Borrower’s then outstanding voting securities..

9.    Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default, and after any required notice, or at any time thereafter, Holder immediately may declare all outstanding obligations payable by Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it under this Note, the Security Agreement or by law (either by suit in equity or by action at law, or both).

10.   Prepayment. Borrower may prepay this Note without penalty in whole or in part at any time.

11.   Successors and Assigns. The rights and obligations of Borrower and Holder under this Note shall be binding upon and benefit the successors, assigns and transferees of the parties. This Note may not be assigned by the Borrower without the prior written consent of Holder. All references in this Note to the “Borrower” and the “Holder” shall be deemed to apply to the Borrower and the Holder, respectively, and to their respective successors and assigns.

12.   Waiver and Amendment. Any provision of this Note may only be amended, waived or modified upon the written consent of the Borrower and the Holder.

13.   Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflicts of law provisions of the State of Colorado or of any other state.

14.   Miscellaneous.

a.	Borrower:

i.

Waives diligence, presentment, demand for payment, notice of dishonor, notice of non-payment, protest, notice of protest, and any and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note;

ii.	Waives the benefit of any statute of limitations to the maximum extent permitted by law with respect to any action to enforce this Note and any other action related to this Note;

iii.

Agrees that no failure on the part of Holder to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms of this Note, will constitute a waiver of that power, right or privilege; and

iv.

Agrees that the acceptance at any time by Holder of any past due amounts will not be deemed to be a waiver of the requirement to make prompt payment when due of any other amounts then or hereafter due and payable.

b.

THE INDEBTEDNESS EVIDENCED BY THIS NOTE SHALL BE JUNIOR AND SUBORDINATE TO INDEBTEDNESS WHICH BORROWER MAY NOW OR AT ANY TIME HEREAFTER OWE TO ANY LENDER, WHETHER SUCH INDEBTEDNESS NOW EXISTS OR IS HEREAFTER CREATED OR INCURRED, AND WHETHER SUCH INDEBTEDNESS IS FIXED OR CONTINGENT, LIQUIDATED OR UNLIQUIDATED. IN FURTHERANCE HEREOF AND CONSISTENT WITH THIS COVENANT OF SUBORDINATION, HOLDER WILL ENTER INTO WRITTEN SUBORDINATION AGREEMENTS FOR THE BENEFIT OF ANY SUCH LENDERS AS AND WHEN REQUESTED BY SUCH LENDERS; PROVIDED THAT SUCH LENDERS AGREE IN SUCH SUBORDINATION AGREEMENT THAT BORROWER MAY CONTINUE TO PAY ALL AMOUNTS DUE AND PAYABLE UNDER THIS NOTE IF AT THE TIME OF SUCH PAYMENT NO DEFAULT EXISTS OR WILL EXIST AS A RESULT OF SUCH PAYMENT UNDER ANY AGREEMENTS WITH SUCH LENDERS.

IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures to this Note effective as of the date first set forth above.

ENSERVCO CORPORATION

By:
Name: Robert Herlin
Title: Chair, Audit Committee of the Board of Directors of Enservco Corporation

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